UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2012

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 26, 2012, Carrols Restaurant Group, Inc. (“CRG”) and Carrols LLC, an indirect wholly-owned subsidiary of CRG (“Carrols LLC”), entered into an Asset Purchase Agreement, dated as of March 26, 2012 (the “Purchase Agreement”), with Burger King Corporation (“BKC”) pursuant to which CRG, through Carrols LLC, agreed to purchase 278 of BKC’s company-owned Burger King® restaurants located in Ohio, Indiana, Kentucky, Pennsylvania, North Carolina, South Carolina and Virginia (the “Transferred Restaurants”) for a 28.9% equity ownership interest in CRG (subject to the limitations described below), certain cash payments payable at the closing of the transaction of approximately $2.8 million (subject to adjustment) for cash on hand and inventory at the Transferred Restaurants and other cash payments of approximately $13.3 million with approximately $9.6 million to be paid at closing of the transaction and with the balance to be paid over five years by Carrols LLC to BKC. The cash payment of approximately $13.3 million is for refranchising fees, for BKC’s assignment of its right of first refusal on franchisee restaurant transfers in 20 states and certain other rights granted to Carrols LLC pursuant to the Operating Agreement (as defined below). The consummation of the transaction is subject to certain conditions, including, among other things, (a) the completion by CRG of the spin-off to its stockholders of Fiesta Restaurant Group, Inc., an indirect wholly-owned subsidiary of CRG, (b) the completion of a refinancing sufficient for Carrols LLC to repay its outstanding indebtedness under its senior secured credit facility, to pay amounts due to BKC pursuant to the Purchase Agreement and the Operating Agreement and, together with anticipated cash flow from operations, to pay for CRG’s obligations in connection with an agreed upon remodeling plan pursuant to the Operating Agreement (as defined below), (c) the receipt of third party consents, and (d) other customary closing conditions. Pursuant to the Purchase Agreement and the Operating Agreement, Carrols LLC will also enter into new franchise agreements and leases with BKC for all of the Transferred Restaurants, including leases for 81 Transferred Restaurants owned in fee by BKC and subleases for 197 Transferred Restaurants under terms that are substantially the same as those in BKC’s underlying leases for such properties. The Purchase Agreement may be terminated, among other things, (i) by mutual consent of CRG, Carrols LLC and BKC, (ii) by CRG and Carrols LLC or BKC upon a breach of a representation and warranty in the Purchase Agreement by the other which has not been cured and (iii) if the closing of the transaction has not occurred on or prior to the date that is 120 days from the date of the Purchase Agreement. The Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions as specified therein, including such provisions as are customary for a transaction of this nature. The foregoing description of the transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Series A Convertible Preferred Stock

In connection with the closing of the transaction, CRG will issue to BKC 100 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) pursuant to a Certificate of Designation (the “Certificate of Designation”) which will be convertible into 28.9% of the outstanding shares (the “Conversion Shares”) of CRG’s common stock, par value $.01 (the “Common Stock”) on a fully diluted basis after giving effect to the issuance of the Series A Preferred Stock, subject to certain restrictions limiting the conversion of the Series A Preferred

Stock and the issuance of the Conversion Shares to an amount of shares of Common Stock not to exceed 19.9% of the outstanding shares of CRG’s Common Stock as of the date of issuance (the “Issuance Limitation”). Pursuant to the Purchase Agreement, the removal of the Issuance Limitation will be subject to obtaining the approval of CRG’s stockholders at its next annual meeting to be held after the closing of the transaction or at subsequent meetings of stockholders, if necessary, until the approval of CRG’s stockholders is obtained. BKC will also have certain approval rights so long as it owns greater than 10% of the outstanding shares of the Common Stock (on an as-converted basis) and there is no prohibited transfer of the Series A Preferred Stock or the Conversion Shares during the Holding Period (as defined below) with regards to, among other things: (a) CRG’s annual budget for each of the first two fiscal years following the issuance of the Series A Preferred Stock; (b) changes to the agreed upon restaurant remodeling plan; (c) modifying CRG’s organizational documents; (d) amending the size of CRG’s Board of Directors; (e) the authorization or consummation of any liquidation event (as defined in the Certificate of Designation), except as permitted pursuant to the Operating Agreement (as defined below); (f) engaging in any business other than the acquisition and operation of Burger King restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against BKC or Burger King Holdings, Inc., the parent company of BKC, which filing has not been dismissed within 60 days; and (g) issuing, in any single transaction or series of related transactions, shares of Common Stock in an amount exceeding 35% of the total number of shares of Common Stock outstanding immediately prior to the time of such issuance. The Series A Preferred Stock and the Conversion Shares are subject to a three-year restriction on transfer by BKC from the date of the issuance of the Series A Preferred Stock (the “Holding Period”). The Series A Preferred Stock will vote with the Common Stock on an as-converted basis (subject to the Issuance Limitation) and will provide for the right of BKC to elect two members of CRG’s Board of Directors as Class A members until the date on which the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock held by BKC are then convertible constitutes less than 14.5% of the total number of outstanding shares of Common Stock (the “Director Step-Down Date”). From the Director Step-Down Date to the date on which the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock held by BKC are then convertible constitute less than 10% of the total number of outstanding shares of Common Stock or the date on which there is a prohibited transfer of the Series A Preferred Stock or the Conversion Shares during the Holding Period, BKC will have the right to elect one member to CRG’s Board of Directors as a Class A member. The Series A Preferred Stock will rank senior to the Common Stock with respect to rights on liquidation, winding-up and dissolution of CRG. The Series A Preferred Stock will receive dividends and amounts upon a liquidation event (as defined in the Certificate of Designation) on an as converted basis without regard to the Issuance Limitation. The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Designation, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Operating Agreement

Simultaneously with the closing of the transaction, Carrols LLC and BKC will also enter into an Operating Agreement (the “Operating Agreement”). The Operating Agreement will have a term commencing on the date of the closing of the transaction contemplated by the Purchase Agreement and ending (unless earlier terminated in accordance with the provisions thereof) on the earlier to occur of (i) 20 years from such closing date or (ii) the date that Carrols LLC operates 1,000 Burger King restaurants. Pursuant to the Operating Agreement, Burger King will assign to Carrols LLC its right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant or all or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser (the “ROFR”), in 20 states, including in each of the states in which Carrols LLC currently operates Burger King restaurants and in which the Transferred Restaurants are located (subject to certain exceptions for certain limited geographic areas within certain states) (collectively, the “DMAs”). The continued assignment of the ROFR is subject to suspension or termination in the event of non-compliance by Carrols LLC with certain terms as set forth in the Operating Agreement. In addition, pursuant to the Operating Agreement, BKC will grant Carrols LLC franchise pre-approval (the “Franchise Pre-Approval”) to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the DMAs until the date that Carrols LLC operates 1,000 Burger King restaurants (“New Restaurant Growth”). Carrols LLC will pay BKC approximately $3.8 million for the ROFR and the Franchise Pre-Approval rights payable in equal quarterly payments over a five year period with the first payment made on the closing date.

The grant by BKC to Carrols LLC of Franchise Pre-Approval to develop new Burger King restaurants in the DMA’s is a non-exclusive right, subject to customary BKC franchise, site and construction approval as specified in the Operating Agreement. Beginning on January 1 of the calendar year following the third anniversary of the closing date of the transaction, a minimum of 10% of New Restaurant Growth by Carrols LLC in each calendar year during the term of the Operating Agreement must come from new development of Burger King restaurants (including offsets). As part of Franchise Pre-Approval, BKC will grant Carrols LLC pre-approval for acquisitions of Burger King restaurants from franchisees in the DMAs where Carrols LLC then has an existing Burger King restaurant, subject to and in accordance with the terms of the Operating Agreement. Additionally, Carrols LLC will have the right, at its election, to close a very limited number of Transferred Restaurants in accordance with the terms of the Operating Agreement.

Pursuant to the Operating Agreement, Carrols LLC will agree to remodel 455 Burger King restaurants to BKC’s 20/20 restaurant image, including 57 restaurants in 2012, 154 restaurants in 2013, 154 restaurants in 2014 and 90 restaurants in 2015, subject to and in accordance with the terms of the Operating Agreement.

Pursuant to the Operating Agreement, Carrols LLC will enter into franchise agreements with BKC for the Transferred Restaurants with terms of varying durations up to 20 years, depending upon the term of the underlying leases or subleases. Each franchise agreement will provide for a royalty rate of 4.5% of sales and an advertising contribution payment of 4% of sales.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Operating Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Registration Rights Agreement

Simultaneously with the closing of the transaction, CRG and BKC will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which CRG will agree to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the Conversion Shares upon written request of BKC at any time after the 36-month anniversary of the closing of the transaction. The Registration Rights Agreement also provides that BKC may make up to three demands to register for the resale of at least 33% of the Conversion Shares held by BKC under the Securities Act of 1933, as amended (the “Securities Act”) on the date of the closing of the transaction upon the written request by BKC at any time following the 30th month anniversary of the closing of the transaction. The Registration Rights Agreement also provides that whenever CRG registers shares of Common Stock under the Securities Act (other than on a Form S-4 or Form S-8), then BKC will have the right as specified therein to register its shares of CRG’s Common Stock as part of that registration. The registration rights under the Registration Rights Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by BKC from an underwritten registration and the rights of Jefferies Capital Partners IV L.P. (“Jefferies Capital”), Jefferies Employee Partners IV LLC (“Jefferies Partners”), JCP Partners IV LLC (“JCP Partners” and together with Jefferies Capital and Jefferies Partners, the “JCP Group”) pursuant a Registration Rights Agreement, dated as of June 16, 2009, between the JCP Group and CRG (and subject to certain rights of certain persons, including members of management of CRG that have piggyback registration rights). Except as otherwise provided, the Registration Rights Agreement requires CRG to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of the Common Stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the Conversion Shares, provided that CRG will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. CRG will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Voting Agreements

On March 26, 2012, BKC entered into a Voting Agreement with each of Jefferies Capital, Jefferies Partners, JCP Partners (collectively, the “Jefferies Voting Agreements”), and Daniel T. Accordino, the Chief Executive Officer, President and a director of CRG (the “Accordino Voting Agreement” and together with the Jefferies Voting Agreements, the “Voting Agreements”), pursuant to which the JCP Group and Mr. Accordino will agree to vote their respective shares of CRG Common Stock in favor of a proposal at the next annual meeting of CRG stockholders to be held following the closing of the transaction and any subsequent meeting of CRG stockholders, if necessary, to remove the Issuance Limitation. The Jefferies Voting Agreements are subject to the amendment to the Voting Agreement, dated as of July 27, 2011, between the JCP Group and CRG. The Voting Agreements will terminate upon the earliest to occur of (a) the date on which the removal of the Issuance Limitation is approved by the CRG stockholders, (b) the date on which the Purchase Agreement is terminated in accordance with its terms, (c) the date of any amendment to the Purchase Agreement or any change to or modification of the Certificate of Designation, in each case which change is materially adverse to CRG or the JCP Group, or Mr. Accordino, as applicable, and (d) December 31, 2013. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, which are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 and are incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 26, 2012, pursuant to the Purchase Agreement and the Certificate of Designation, CRG agreed to elect Daniel Schwartz, the Chief Financial Officer of BKC and Steve Wiborg, BKC’s President, North America, to the CRG Board of Directors as Class A members, subject to and effective upon the closing of the transaction.

ITEM 8.01. OTHER EVENTS.

On March 26, 2012, CRG issued a press release announcing an agreement with BKC to acquire 278 Burger King restaurants in the United States. The entire text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1	Asset Purchase Agreement, dated as of March 26, 2012, among Carrols Restaurant Group, Inc., Carrols LLC and Burger King Corporation

4.1	Form of Certificate of Designation of Series A Convertible Preferred Stock of Carrols Restaurant Group, Inc.

4.2	Form of Registration Rights Agreement between Carrols Restaurant Group Inc. and Burger King Corporation

10.1	Form of Operating Agreement between Carrols LLC and Burger King Corporation

10.2	Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Jefferies Capital Partners IV L.P.

10.3	Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Jefferies Employee Partners IV LLC

10.4	Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and JCP Partners IV LLC

10.5	Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Daniel T. Accordino

99.1	Carrols Restaurant Group, Inc. Press Release dated March 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	March 28, 2012

By:	/s/ Paul R. Flanders

Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer

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